As filed with the Securities and Exchange Commission on May 25, 2001

                                                        Registration No. _______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933



                           COMMUNITY BANK SYSTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                DELAWARE                                         16-1213679
    -------------------------------                          -------------------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)



5790 WIDEWATERS PARKWAY, DEWITT, NEW YORK                          13214
-----------------------------------------                        ----------
 (Address of Principal Executive Offices)                        (Zip Code)



   COMMUNITY BANK SYSTEM, INC. 1994 LONG TERM INCENTIVE COMPENSATION PROGRAM
   -------------------------------------------------------------------------
                            (Full title of the plan)



            SANFORD A. BELDEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 5790 WIDEWATERS PARKWAY, DEWITT, NEW YORK 13214
            --------------------------------------------------------
                    (Name and address of agent for service)



                                 (315) 445-2282
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                   ----------

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------
                     |                  | Proposed   |   Proposed    |
     Title of        |                  |  maximum   |   maximum     |
    Securities       |      Amount      | offering   |  Aggregate    | Amount of
      to be          |      to be       |   price    |   Offering    |Registration
    registered       |    registered    | per share* |    price*     |   Fee
---------------------|------------------|------------|---------------|-------------
Common Stock, no par |                  |            |               |
  value per share    |                  |            |               |
  (including         |                  |            |               |
  associated share   |                  |            |               |
  purchase rights)** | 1,540,000 shares | $28.25     |$43,505,000.00 | $10,876.25
-----------------------------------------------------------------------------------

 * Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and based upon the average high and low prices reported by the New York Stock Exchange on May 18, 2001.

** Prior to the occurrence of certain events described in the Registrant's Stockholder Protection Rights Agreement (none of which events have occurred as of the filing of this registration statement), the associated share purchase rights will not be exercisable nor evidenced separately from the certificates representing the Registrant's common stock.


                            Exhibit Index on page 2.

================================================================================

                                     PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This Registration Statement is filed pursuant to Item E of the General Instructions for Form S-8 to register additional shares of Common Stock for offer and sale under the Community Bank System, Inc. 1994 Long Term Incentive Compensation Program, for which a Registration Statement on Form S-8 (Registration No. 333-16635) is already effective. Except to the extent that exhibits are filed herewith, the contents of the Registrant's Registration Statement on Form S-8 (No. 333-16635) are hereby incorporated by reference.


ITEM 8. EXHIBITS.

     5.1 Opinion of Bond, Schoeneck & King, LLP as to the validity of certain shares being registered.

     23.1  Consent of PricewaterhouseCoopers LLP

     23.2  Consent of Bond, Schoeneck & King, LLP (included in Exhibit 5.1).

     24.1  Power of Attorney (included at page 4 of this Registration
           Statement).


ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DeWitt, New York on the 25th day of May, 2001.


                                       COMMUNITY BANK SYSTEM, INC.


                                       By: /s/ SANFORD A. BELDEN
                                           ---------------------------------
                                           Sanford A. Belden
                                           President and Chief Executive Officer


     Each person whose signature appears below hereby authorizes Sanford A. Belden, as attorney-in-fact, to execute in the name of such person and to file this registration statement (including any changes that he may deem necessary or appropriate) and any amendments, including post-effective amendments, hereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                           Title                       Date
        ---------                           -----                       ----

/s/ SANFORD A. BELDEN
--------------------------
    Sanford A. Belden       President and Chief Executive Officer
                                    and Director
                               (Principal Executive Officer)        May 25, 2001


/s/ DAVID G. WALLACE
--------------------------
    David G. Wallace         Treasurer (Principal Financial         May 25, 2001
                                      Officer)


/s/ CHARLES M. ERTEL
--------------------------
    Charles M. Ertel         Assistant Treasurer (Principal         May 25, 2001
                                  Accounting Officer)


/s/ JAMES A. GABRIEL
--------------------------
    James A. Gabriel                 Chairman of the Board          May 25, 2001


/s/ JOHN M. BURGESS
--------------------------
    John M. Burgess                       Director                  May 25, 2001


/s/ PAUL M. CANTWELL, JR.
--------------------------
    Paul M. Cantwell, Jr.                 Director                  May 25, 2001


/s/ WILLIAM M. DEMPSEY
--------------------------
    William M. Dempsey                    Director                  May 25, 2001


/s/ NICHOLAS A. DICERBO
--------------------------
    Nicholas A. DiCerbo                   Director                  May 25, 2001


--------------------------
    Lee T. Hirschey                       Director


/s/ DAVID C. PATTERSON
--------------------------
    David C. Patterson                    Director                  May 25, 2001

/s/ PETER A. SABIA
--------------------------
    Peter A. Sabia                        Director                  May 25, 2001


/s/ WILLIAM N. SLOAN
--------------------------
    William N. Sloan                      Director                  May 25, 2001